Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as of this 6th day of January, 2025, by and between Acorn Energy, Inc. (the “Company”) and Jan H. Loeb (“Loeb”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Company (the “Board”) appointed Loeb to serve as the Company’s President and Chief Executive Officer in January 2016; and

WHEREAS, the Board appointed Loeb to the additional position of Acting CEO of the Company’s OmniMetrix subsidiary in November 2019; and

WHEREAS, the Board desires to engage Loeb, upon the terms and conditions hereinafter set forth, to continue provide consulting and other services to the Company and to OmniMetrix as provided for herein; and

WHEREAS, Loeb has agreed to provide such consulting and other services to the Company and to OmniMetrix, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Engagement. The Company hereby agrees to engage Loeb to render the consulting and other services described herein, and Loeb hereby accepts such engagement.

2. Term. The engagement of Loeb by the Company as provided in Section 1 shall be deemed to have commenced effective January 1, 2025, and continue through and until December 31, 2025, unless earlier terminated as hereinafter provided (the period of such engagement, the “Term”).

3. Services. Loeb shall provide such consulting services to the Company as Loeb and the Company shall mutually agree upon from time to time. Loeb shall serve as the Company’s principal executive officer in the capacities of President and Chief Executive Officer and shall also serve as principal executive officer of the Company’s OmniMetrix subsidiary in the capacity of Acting CEO, with all the power and authority and executing all the functions associated with such offices, and shall commit sufficient business time to effectively discharge the responsibilities of President and Chief Executive Officer of the Company and Acting CEO of OmniMetrix, without any additional compensation beyond that provided for in this Agreement. The foregoing notwithstanding, nothing in this Agreement shall restrict Loeb from performing his other duties at Leap Tide and/or accepting consulting or employment arrangements or other positions outside of his activities for the Company.

4. Payment and Expenses.

(a) Cash Payment. The Company shall pay to Loeb compensation in the amount of $16,780 per month during the Term for service as President and Chief Executive Officer of the Company, and additional $10,000 per month during the Term for so long as he serves as Acting CEO of OmniMetrix.

(b) Options. Upon the execution of this Agreement, Loeb shall be granted options to purchase 2,200 shares of the Company’s Common Stock. The options shall be exercisable at an exercise price of $17.50 per share, and will allow for cashless exercise if there is no effective registration statement covering the issuance or resale of the shares. Twenty-five percent (25%) of the options shall be vested immediately; the remaining options shall vest in three equal increments on April 1, 2025, July 1, 2025 and October 1, 2025. The exercise period and other terms shall otherwise be substantially the same as the terms of the options granted by the Company to its outside directors.

(c) Expenses. Loeb shall be entitled to reimbursement for any out of pocket expenses (travel, transportation, office, etc.) incurred in connection with the consulting services rendered pursuant hereto.

(d) D&O Coverage. The Company has confirmed that Loeb will be covered by the Company’s primary and excess D&O insurance policy in his capacities of director as well as President and Chief Executive Officer, notwithstanding the fact that he is not an employee of the Company, on the same basis as the other directors and executive officers of the Company.

(e) No Other Compensation. Other than as set forth herein or otherwise agreed in writing, Loeb shall not receive any other compensation or benefits in connection with this Agreement or his service as a director and President and Chief Executive Officer of the Company.

5. Termination. The Term of this Agreement may be terminated early for any or no reason with or without cause (i) by Loeb at any time upon thirty (30) days’ written notice to the Company and (ii) by the Company on at least 15 (fifteen) days’ written notice to Loeb. In the event if a termination of this Agreement at the end of the Term or upon an early termination in accordance with this Section, the Company shall no longer be obligated to pay the monthly cash compensation provided for in Section 4(a) but shall be required to pay any accrued and unpaid amounts payable to Loeb under Section 4.

6. Covenants of Loeb.

(a) Loeb recognizes that the knowledge of, information concerning, and relationship with, customers, suppliers and agents, and the knowledge of the Company’s business methods, systems, plans and policies which Loeb will establish, receive or obtain as a consultant to the Company, are valuable and unique assets of the business of the Company. Loeb will not, during or following the Term, use or disclose any such knowledge or information pertaining to the Company, its customers, suppliers, agents, policies or other aspects of its business, for any reason or purpose, whatsoever except pursuant to Loeb’s duties hereunder or as otherwise authorized by the Company in writing. The foregoing restriction shall not apply, following termination of Loeb’s engagement hereunder, to knowledge or information which (i) is in or enters the public domain without violation of this Agreement or other obligations of confidentiality by Loeb or his agents or representatives, (ii) Loeb can demonstrate was in his possession on a non-confidential basis prior to the commencement of this engagement with the Company, or (iii) Loeb can demonstrate was received or obtained by him on a non-confidential basis from a third party who did not acquire it wrongfully or under an obligation of confidentiality, subsequent to the termination of Loeb’s engagement hereunder.

(b) All memoranda, notes, records or other documents made or compiled by Loeb or made available to Loeb while engaged concerning customers, suppliers, agents or personnel of the Company, or the Company’s business methods, systems, plans and policies, shall be the Company’s property and shall be delivered to the Company on termination of Loeb’s engagement or at any other time on request.

(c) During the term of Loeb’s engagement and for one year thereafter, Loeb shall not, except pursuant to and in furtherance of Loeb’s duties hereunder, directly or indirectly solicit or initiate contact with any employee of the Company or its subsidiaries with a view to inducing or encouraging such employee to leave the employ of the Company for the purpose of being hired by Loeb, an employer affiliated with Loeb or any competitor of the Company.

(d) Loeb acknowledges that the provisions of this section are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, Loeb agrees that, in addition to any other relief to which the Company may be entitled in the form of actual or punitive damages, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining Loeb from any actual or threatened breach of such covenants.

7. Independent Contractor Status. It is the express intention of the Company and Loeb that Loeb performs the covered services under this Agreement, including his services as President and Chief Executive Officer of the Company, as an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Loeb as an employee.

8. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement may not be modified or extended except by a writing signed by both parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and assigns.

9. Governing Law. This Agreement and all matters and issues collateral thereto shall be governed by the laws of the State of Delaware applicable to contracts performed entirely therein.

10. Severability. If any provision of this Agreement, as applied to either party or to any circumstance, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability thereof.

11. Notices. All notices or other communications hereunder shall be given in writing and shall be deemed given if served personally, mailed by registered or certified mail, return receipt requested or sent by nationally recognized courier service, to the parties at the addresses below, or at such other address or addresses as they may hereafter designate in writing.

If to the Company:

1000 N West Street

Suite 1200

Wilmington, Delaware 19801

If to Loeb:

7740 Cavern Lane

Parkland, Florida 33067

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Jan H. Loeb

ACORN ENERGY, INC.

By:
Tracy S. Clifford, CFO